SECOND AMENDMENT TO LEASE AGREEMENT

THIS SECOND AMENDMENT TO LEASE AGREEMENT (the “Second Amendment”) is made and entered into by and between Bank of America, N.A. a national banking association (the “Landlord”) and Donald S. Robbins, an individual (the “Tenant”).
WITNESSETH:

WHEREAS, Landlord and Tenant entered into that certain Office Lease Agreement, dated as of November 20, 1998, further amended by that certain First Amendment to Lease Agreement, dated February 15, 2002, as same may be hereafter modified, extended renewed or amended (hereinafter collectively referred to as the “Lease”), wherein Landlord leased to Tenant approximately 999 rentable square feet (the “Premises”) located at North Tower, 500 North Shoreline, Suite 701, Corpus Christi, Texas, all as is more fully described in the Lease;

WHEREAS, Landlord and Tenant desire to amend the Lease as set forth below.

NOW, THEREFORE, in consideration of the mutual covenants set forth herein, Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby confessed and acknowledged, Landlord and Tenant agree to amend, and do hereby amend, the Lease as follows:

1. Extension and Renewal. The following paragraphs replace any inconsistent provisions in the Lease pertaining to Term, Rent or Renewal.

a. Lease Term. The Lease is hereby extended for an additional term commencing June 1, 2005 through May 31, 2008 (the “Second Renewal Term”).

b. Second Renewal Term Base Rent. For the period of June 1, 2005 through may 31, 2006 the base rent shall be $1,080.59 per month; for the period of June 1, 2006 through May 31, 2007, the base rent shall be $1,113.01 per month; and for the period of June 1, 2007 through May 31, 2007, the base rent shall be $1,146.40. Tenant shall be required to make quarterly rent payments in advance, with the first payment for the months of June, July, and August due as of June 1, 2005, or upon execution of this Second Amendment, whichever comes later.

c. Late Payment. Should Tenant fail to make payment the by the tenth (10th) of the month in which payment is due, a late payment notice letter will be sent to the Tenant within three days. Tenant will have a ten (10) day cure period in which to bring the account current. After that time, should the account remain in a delinquent status, the Tenant will receive a letter giving him notice to vacate the premises within thirty (30) days.

d. Operating Expense Charges. Effective June 1, 2005, Articles 1.13, 2.2 and 2.3 of the Lease will be deleted and of no further force and effect.

e. Expansion/Relocation. Tenant shall have the right to expand into additional adjacent space, should it become available, or to relocate to a larger space within the building.

f. Tenant Improvements. Tenant shall accept the Leased Premises “as is”.

2. Miscellaneous.

a. Counterparts. This Second Amendment may be executed in multiple counterparts, and each counterpart when fully executed and delivered shall constitute an original instrument, and all such multiple counterparts shall constitute but one and the same instrument.

b. Entire Agreement. This Second Amendment sets forth all covenants, agreements and understandings between Landlord and Tenant with respect to the subject matter hereof, and there are no other covenants, conditions or understandings, either written or oral, between the parties hereto except as set forth in this Second Amendment.

c. Full Force and Effect. Except as expressly amended hereby, all other terms and provisions of the Lease remain unchanged and continue to be in full force and effect.

d. Conflicts. The terms of this Second Amendment shall control over any conflicts between the terms of the Lease and the terms of this Second Amendment.

e. Successors and Assigns. This Second Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

f. Compliance with Warranties, No Default. The representations and warranties set forth in the Lease as amended hereby shall be true and correct with the same effects as if made on the date of this Second Amendment, and no uncured default under the Lease has occurred or is continuing on the date of this Second Amendment.

EXECUTED AS OF THIS ____ day of ______________, 2005.

LANDLORD:       TENANT

BANK OF AMERICA, N.A.

BY: _______________________                                          _____________________________

Title: ______________________

Date: ______________________    Date: ________________________